UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2004

Allied Waste Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or jurisdiction)

1-14725	88-0228636

(Commission File Number)	(IRS Employer Identification Number)

15880 N. Greenway-Hayden Loop, Scottsdale, Arizona	85260

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.01
EX-10.02
EX-10.03

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2004, the Management Development/Compensation Committee (the “Compensation Committee”) of the Board of Directors of Allied Waste Industries, Inc. (the “Company”) granted restricted stock units (“RSUs”) to certain of the Company’s executive officers and RSUs and options to other management personnel under the Company’s 1991 Incentive Stock Plan. The grants will be effective on January 3, 2005. The options and RSUs will vest annually and ratably over a period of five years from January 3, 2005. The Compensation Committee approved a new form of option agreement and a new form of RSU agreement and these forms are being filed as exhibits to this Form 8-K. The following executive officers were granted RSUs:

		Number of
Name	Title (As of January 1, 2005)	RSUs Granted
Donald W. Slager	President and Chief Operating Officer	45,000
Peter S. Hathaway	Executive VP and Chief Financial Officer	30,000
Steven M. Helm	Executive VP, General Counsel and Corporate Secretary	20,000
Donald A. Swierenga	Senior VP, Operations	20,000
James E. Gray	Senior VP, Controller, and Chief Accounting Officer	20,000

The new form of option agreement provides that options will vest ratably over a five-year period. Options will become fully vested upon either a termination of the optionholder’s employment due to death, disability or retirement or a change in control (as defined in the 1991 Plan). Upon such a termination due to Death, disability or Retirement, options will remain exercisable for one year. Upon a termination of the optionholder’s employment by the Company without Cause or by the optionholder for Good Reason, the options will remain exercisable for one month. All options will be forfeited if the Company terminates the optionholder’s employment for Cause or for any reason other than without Cause, Disability, death or Retirement or the optionholder terminates its employment for Good Reason (as defined in the 1991 Plan).

Under the new form of RSU agreement, each RSU represents a right to receive one share of the Company’s common stock. The form of RSU agreement provides that RSUs will vest ratably over a five-year period. Unless otherwise provided for in the grantee’s employment agreement, RSUs will become fully vested if the employment of the grantee is terminated due to disability or death and any unvested RSUs will be forfeited if the grantee is terminated for any other reason. RSUs will also become fully vested upon a change in control (as defined in the 1991 Plan). The Compensation Committee may, in its discretion, accelerate the vesting of all or a portion of the RSUs in order for the common stock issued with respect to the vested RSU to be tendered in a tender offer. It may also provide that all or a portion of the RSUs be surrendered in a merger, consolidation or share exchange (other than a change in control) provided that the securities or other consideration received in such transaction would be subject to restrictions and conditions determined by the Compensation Committee.

In addition, on December 6, 2004, the Compensation Committee approved salary increases for certain of the Company’s management personnel to be effective January 3, 2005. These increases included an approximately 12% increase in the 2005 salary for Donald W. Slager, the Company’s President and Chief Operating Officer, over Mr. Slager’s salary for 2004; and a 3% increase in the 2005 salary for James E. Gray, the Company’s Senior Vice President, Controller, and Chief Accounting Officer, over Mr. Gray’s salary for 2004. The Compensation Committee did not increase the salary of any of the Company’s other executive officers for 2005.

Also on December 6, 2004, the Compensation Committee adopted a First Amendment (the “Amendment”) to the Company’s 1991 Incentive Stock Plan (the “1991 Plan”) to clarify that employees who are otherwise eligible to participate in any of the Company’s non-qualified deferred compensation plans are permitted to defer the settlement of their RSUs in accordance with the terms of those plans. The 1991 Plan previously made reference to the Company’s original Executive Deferred Compensation Plan. As the result of the Company’s adoption of the 2005 Executive Deferred Compensation Plan, the Compensation Committee determined that it was in the Company’s best interests to define the term “Deferred Compensation Plan” in the 1991 Plan more broadly, to include any and all deferred compensation plans that the Company maintains currently or adopts in the future. The Amendment also provides that the terms with respect to the exercise of a participant’s options following a termination of employment are those in the 1991 Plan, except as otherwise determined by the Compensation Committee, and as otherwise set forth in the agreement evidencing the participant’s options or in an employment or any other written agreement with the Company. The Amendment does not require approval by the Company’s stockholders. The text of the Amendment is filed as an exhibit to this Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 6, 2004, Charles H. Cotros resigned as President of Allied Waste, effective January 3, 2005. Mr. Cotros remains the Chief Executive Officer and Chairman of the Board.

(c) Donald W. Slager has been elected President of Allied Waste in addition to his current role as Chief Operating Officer. There were no other changes made to Mr. Slager’s employment agreement or arrangements. In February 2004, the Compensation Committee approved amendments to the employment agreement with Don Slager. As amended, Mr. Slager’s base salary for 2004 is $668,000. Under the employment agreement, as amended. (a) In the event the employment agreement is terminated for Good Reason or by us without Cause (as those terms are defined in the agreement), we are obligated to pay an amount equal to three times the sum of Mr. Slager’s base salary and targeted annual incentive compensation for the year in which the termination occurs; (b) in the event of a termination of the employment agreement for Good Reason or without Cause within one year of a change in control, we are obligated to pay an amount equal to three times the sum of Mr. Slager’s base salary and targeted annual incentive compensation plus a partial gross-up for excise taxes under Section 280G of the Internal Revenue Code, provided that the stock price equals or exceeds an established threshold ($18.00 in 2004); (c) in the event the employment agreement is terminated as the result of his death or disability, we are obligated to pay an amount equal to two times the sum of Mr. Slager’s base salary and targeted annual incentive compensation; and (d) in the event of Mr. Slager’s retirement, subject to certain threshold age and service criteria, we are obligated to pay Mr. Slager supplemental retirement benefits. The term of the amended employment agreement is for two years, and is automatically extended each year so that at any given time the remaining term of the agreement is two years.

Mr. Slager, 42, has served as Executive Vice President, Operations and COO of Allied Waste since June 2003. Previously, Mr. Slager served as Senior Vice President, Operations of Allied Waste from December 2001 through June 2003; Vice President, Operations from 1998 through 2001; Assistant Vice President, Operations from 1997 to 1998; and Regional Vice President of Allied Waste’s Western Region from 1996 to 1997. He also served as District Manager for the Chicago Metro District from 1992 to 1996. Mr. Slager joined National Waste Services, Inc. in 1985 and held various positions of increasing responsibility prior to Allied Waste’s acquisition of National Waste in 1992.

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Item 8.01 Other Events

On December 6, 2004, the Committee approved the following additional promotions and changes in title, effective January 3, 2005: Steven M. Helm, the Company’s Senior Vice President, General Counsel, and Corporate Secretary was named Executive Vice President, General Counsel, and Corporate Secretary; Donald A. Swierenga, the Company’s Vice President, Operations, was named Senior Vice President, Operations; and James E. Gray, the Company’s Vice President, Controller, and Chief Accounting Officer, was promoted to Senior Vice President, Controller, and Chief Accounting Officer. These promotions and changes were made to more accurately align these officers’ positions and titles with their respective roles and responsibilities within the Company’s organization. There were no other changes made to their employment agreements or arrangements other than as discussed in Item 1.01 above.

Also on December 6, 2004, the Committee confirmed that Mr. Swierenga will become a Section 16 officer, effective January 3, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit
Number	Description
10.01	Form of Nonqualified Stock Option Agreement under the Amended and Restated 1991 Incentive Stock Plan

10.02	Form of Restricted Stock Units Agreement under the Amended and Restated 1991 Incentive Stock Plan

10.03	First Amendment to the Amended and Restated 1991 Incentive Stock Plan (As Amended and Restated Effective February 5, 2004)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

Dated: December 10, 2004	By:	/s/ Peter S. Hathaway

Peter S. Hathaway
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
10.01	Form of Nonqualified Stock Option Agreement under the Amended and Restated 1991 Incentive Stock Plan

10.02	Form of Restricted Stock Units Agreement under the Amended and Restated 1991 Incentive Stock Plan

10.03	First Amendment to the Amended and Restated 1991 Incentive Stock Plan (As Amended and Restated Effective February 5, 2004)